Services Agreement

This services agreement (the "Agreement") dated this 7th day of June, 2018 by and between:

1. HCi Viocare, a company incorporated pursuant to the laws of the State of Nevada, U.S.A., having an office at Kintyre House, 209 Govan Road, Glasgow, Scotland, UK G51 1HJ, with company registration number E0214052007-4 (hereinafter referred to as "The Company") and

2. Georgios Dritsoulas, Greek citizen, residing at 16 Kefallinias St., Alimos, 17455, Greece, holder of the Greek Passport No. AP0252726 issued on 29.01.2018 by Iss. Office N.P.C. (hereinafter referred to as "Consultant").

Recitals

I. The Company is in the business of healthcare and wishes to raise funds in order to enforce its operation and expand its business (the "Project"). As per this Project, The Company wishes to identify potential investors. In view of the Project, The Company wishes to obtain services from Consultant as more particularly described herein ("Scope of Services and Manner of Performance").

II. Consultant is a professional in the business of providing such services and has agreed to provide the services under the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Consultant and The Company hereby agree as follows:

Terms

1. Scope of Services.  Consultant shall provide services to The Company for the development of the Project, pertaining the enforcement of its operation and the expansion of its business through the identification of potential qualified investors for the Company. Under this Agreement, Consultant undertakes to identify and introduce potential investors (the "Investors") to The Company. The Company does not, hereby, undertake to conclude any transaction with the introduced Investors.

2. Manner of performance.  Consultant shall provide services for The Company and shall introduce the Investors to The Company. The time, place and manner of performance of the services hereunder, including the amount of time allocated by Consultant, shall be determined at the sole discretion of Consultant.

3. Status of Consultant.  Consultant shall act as an independent consultant and not as an agent or employee of The Company and Consultant shall make no representation as an agent or employee of The Company. Consultant shall furnish and be responsible for all costs related to this Agreement which shall be related to the services provided by Consultant. Consultant shall have no authority to bind The Company or incur other obligations on behalf of The Company. Likewise, The Company shall have no authority to bind or incur obligations on behalf of Consultant.

4. Confidentiality Agreement.  In the event The Company discloses information to Consultant that The Company considers to be secret, proprietary or non-public it shall notify Consultant. Consultant agrees to hold said information in confidence. Proprietary information shall be used by Consultant only in connection with services rendered under this Agreement. Proprietary information shall not be deemed to include information that is in or becomes in the public domain without violation of this Agreement by The Company or is rightfully received from a third entity having no obligation to The Company and without violation of this Agreement.  In reciprocal, The Company agrees to hold confidential all trade secrets of and methods employed by Consultant in fulfillment of services rendered.

5. Indemnification.  The Company and Consultant mutually agree that they shall at all times abide by all of the regulations of the respective jurisdictions in which they perform their services.  The Company agrees to indemnify and hold harmless Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which Consultant may become subject to, because of the actions of The Company or its agents. Likewise, Consultant agrees to indemnify and hold harmless The Company against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which The Company may become subject to, because of the actions of Consultant or its agents.

6. Conflict of Interest.  Consultant shall be free to perform services for other persons. Consultant shall notify in writing The Company of its performance of identical or similar services for any other company that could conflict with its obligations under this Agreement.

7. Term.  The term of this Agreement shall be for a time-period of six (6) months, starting on 08.05.2018 and ending on 07.11.2018 or upon written notice by either party to the other of their intent to terminate the Agreement. Commitment shall begin upon execution, by both parties, of this Agreement. Upon mutual agreement in writing the parties may renew or extend this Agreement.

8. Compensation.  Consultant shall receive compensation in the form of stock, namely fifty thousand (50,000) restricted common shares of The Company (the "Compensation Shares") to be issued upon signing of this Agreement.  The Compensation Shares shall be issued as fully paid and non-assessable and shall be subject to applicable resale restrictions. The Compensation Shares shall be considered fully earned and beneficially owned upon the execution date of this Agreement, and shall be non-refundable in every respect, even in the event of early termination of this Agreement.

9.     Securities Law.  The issuance and sale of the Compensation Shares to The Consultant will be made in reliance on an exemption from the registration requirements contained in Regulation S promulgated under the Securities Act of 1933, as amended (the "1933 Act").  The Company reserves the right to request from The Consultant any additional certificates or representations required to establish an exemption from applicable securities legislation prior to the issuance of any Compensation Shares.
The certificates representing the Compensation Shares to be issued to The Consultant will be affixed with the following legends describing such restrictions:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

The Consultant represents and warrants that at the time of entry into this Agreement and on the date of the issuance of any Compensation Shares that:
•
The Consultant understands and agrees none of the Compensation Shares have been or will be registered under the 1933 Act, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and foreign securities laws;

•
The Consultant is not a U.S. Person (as such term is defined in Regulation S of the 1933 Act) and is not acquiring the Compensation Shares for the account or benefit of, directly or indirectly, any U.S. Person and is outside the United States when receiving and executing this Agreement;

•
The Consultant understands and agrees that offers and sales of any of the Compensation Shares prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the "Distribution Compliance Period") shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and federal securities laws;

•
The Consultant acknowledges that it has not acquired the Compensation Shares as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Compensation Shares; provided, however, that The Consultant may sell or otherwise dispose of any of the Compensation Shares pursuant to registration of any of the Compensation Shares pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

•
hedging transactions involving the Compensation Shares may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws.

10. Severability.  This Agreement may be dissolved at any time provided that a thirty (30) day prior written notice is duly serviced to the other party. In the event any part of this Agreement shall be held to be invalid by any competent court or arbitration panel, this Agreement shall be interpreted as if only that part is invalid and that the parties to this Agreement will continue to execute the rest of this Agreement to the best of their abilities unless both parties mutually consent in writing to the cancellation of this Agreement.

11. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be hand delivered, telegraphed, telexed, or transmitted by facsimile, or sent by certified, registered or express mail, or postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or sent/transmitted by facsimile, or if mailed, two (2) days after the date of mailing, addressed as follows:

If to the Company: HCi Viocare
                               Contact – Sotirios Leontaritis
                               Tel: +30 211 012 30 53-4
                               Email: info@hciviocare.com
                               2A Kolokotroni st. 17563, P. Faliro, Greece

If to Contractor: Georgios Dritsoulas
                           Tel: +30 6972 226 766
                           Email: dritsoulas.inc@gmail.com
                           16 Kefallinias st., 17455, Alimos, Greece

12. No modification – assignment. All terms of this Agreement are considered substantial, valid and in force. No modifications of this Agreement shall be enforceable unless said modification is in writing and signed by both Consultant and The Company. This Agreement is not assignable by either party without the prior written consent of the other.

13.       Headings. Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

14.       Governing law and jurisdiction. This Agreement is construed and shall be interpreted in accordance with the laws of the State of Nevada, U.S.A. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Nevada, for any dispute arising out of this Agreement and/or its performance.

In witness hereof The Company and Consultant have caused this Agreement to be executed as below.

The Company

/s/Sotirios Leontaritis
___________________
HCi Viocare
By: Sotirios Leontaritis
Title: CEO
I hereby certify that I agree to the terms of the services agreement above and am authorized to enter into this services agreement.

Consultant

/s/Georgios Dritsoulas
________________
Consultant
By: Georgios Dritsoulas
I hereby certify that I agree to the terms of the services agreement above and am authorized to enter into this services agreement.
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